EXHIBIT 23.5
PricewaterhouseCoopers AS
N-0245 Oslo
Telephone +47 23 16 00 00
Fax +47 23 16 10 00
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (filed or to be filed on October 3, 2006) of Eksportfinans ASA of our report dated March 29, 2006, except for Note 34 which is dated August 29, 2006, relating to the financial statements, which appear in this Annual Report on Form 20-F/A for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers AS
October 3, 2006
Oslo, Norway
Offices: Oslo Arendal Bergen Drammen Fredrikstad Førde Hamar Kristiansand Mandal Mo i Rana Stavanger Tromsø Trondheim Tønsberg Ålesund
PricewaterhouseCoopers refers to the member firms of the worldwide PricewaterhouseCoopers organization Members of Den norske Revisorforening | Foretaksregisteret: NO 933 922 847
www.pwcglobal.com/no

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